                                                                    EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of Chinawe.com Inc. (the
"Company") on Form 10-QSB for the period ended June 30, 2005, as filed with the
Securities and Exchange Commission on the date hereof (the "Report"), I, Vivian
Chu, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. ss.
1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

      (1)   The Report fully complies with the requirements of section 13(a) or
            15(d) of the Securities Exchange Act of 1934; and

      (2)   The information contained in the Report fairly represents, in all material respects, the financial condition and result of operations of the Company.

/s/ Vivian Chu
Vivian Chu
Chief Financial Officer
Date:  August 22, 2005

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Chinawe.com Inc. and will be retained by Chinawe.com Inc. and furnished to the Securities and Exchange
Commission or its staff upon request.